Exhibit 99.1

Envestnet Reports First Quarter 2021 Financial Results

Chicago, IL — May 6, 2021 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for the three months ended March 31, 2021.

	Three months ended
Key Financial Metrics	March 31,		%
(in millions except per share data)	2021	2020	Change
GAAP:
Total revenues	$275.1	$246.5	12%
Net income (loss)	$14.9	$(7.2)	n/m
Net income (loss) per diluted share attributable to Envestnet, Inc.	$0.27	$(0.14)	n/m

Non-GAAP:
Adjusted revenues(1)	$275.2	$247.0	11%
Adjusted EBITDA(1)	$68.3	$54.6	25%
Adjusted net income(1)	$41.9	$31.2	34%
Adjusted net income per diluted share(1)	$0.64	$0.57	12%
n/m - not meaningful

“During the first quarter Envestnet again delivered strong financial results, exceeding our revenue, adjusted EBITDA and adjusted EPS expectations,” said Bill Crager, Chief Executive Officer.

“We are executing on our accelerated investment plan to achieve faster growth, gain unique competitive advantage and fuse our capabilities to become the ecosystem that powers the intelligent financial life,” concluded Mr. Crager.

Financial Results for the First Quarter of 2021

Asset-based recurring revenues increased 18% from the first quarter of 2020, and represented 58% of total revenues for the first quarter of 2021 compared to 55% for the first quarter 2020. Subscription-based recurring revenues increased 5% from the first quarter of 2020, and represented 40% of total revenues for the first quarter of 2021, compared to 42% for the first quarter of 2020. Professional services and other non-recurring revenues decreased 18% from the prior year period. Total revenues increased 12% to $275.1 million for the first quarter of 2021 from $246.5 million for the first quarter of 2020.

Total operating expenses for the first quarter of 2021 increased 2% to $258.3 million from $254.2 million in the prior year period. Cost of revenues increased 24% to $92.9 million for the first quarter of 2021 from $74.9 million for the prior year period. Compensation and benefits decreased 9% to $100.7 million for the first quarter of 2021 from $110.4 million for the prior year period. Compensation and benefits were 37% of total revenues for the first quarter of 2021, compared to 45% in the prior year period. General and administration expenses decreased 12% to $36.3 million for the first quarter of 2021 from $41.1 million for the prior year period. General and administrative expenses were 13% of total revenues for the first quarter of 2021, compared to 17% in the prior year period.

Income from operations was $16.8 million for the first quarter of 2021 compared to loss from of $7.6 million for the first quarter of 2020. Net income was $14.9 million for the first quarter of 2021 compared to net loss of $7.2 million for the first quarter of 2020. Net income per diluted share attributable to Envestnet, Inc. was $0.27 for the first quarter of 2021 compared to net loss per diluted share attributable to Envestnet, Inc. of $0.14 for the first quarter of 2020.

Adjusted revenues(1) for the first quarter of 2021 increased 11% to $275.2 million from $247.0 million for the prior year period. Adjusted EBITDA(1) for the first quarter of 2021 increased 25% to $68.3 million from $54.6 million for the prior year period. Adjusted net income(1) increased 34% for the first quarter of 2021 to $41.9 million from $31.2 million for the prior year period. Adjusted net income per diluted share(1) for the first quarter of 2021 increased 12% to $0.64 from $0.57 in the first quarter of 2020.

Balance Sheet and Liquidity

As of March 31, 2021, the Company had $372.0 million in cash and cash equivalents and $862.5 million in outstanding debt. The outstanding debt as of March 31, 2021 included $345 million in convertible notes maturing in 2023 and $517.5 million in convertible notes maturing in 2025. The Company's $500 million revolving credit facility was undrawn as of March 31, 2021.

Outlook

The Company provided the following outlook for the second quarter ending June 30, 2021 and full year ending December 31, 2021. This outlook is based on the market value of assets on March 31, 2021. We caution that we cannot predict the market value of our assets on any future date. See “Cautionary Statement Regarding Forward-Looking Statements.”

In Millions Except Adjusted EPS	2Q 2021			FY 2021
GAAP:
Revenues:
Asset-based	$166.5	-	$168.0
Subscription-based	110.0	-	111.0
Total recurring revenues	$276.5	-	$279.0
Professional services and other revenues	4.5	-	5.0
Total revenues	$281.0	-	$284.0	$1,137.7	-	$1,147.7

Asset-based cost of revenues	$91.5	-	$92.0		-
Total cost of revenues	$99.0	-	$99.5

Net income	(a)	-	(a)	(a)	-	(a)

Diluted shares outstanding		65.7			65.6
Net income per diluted share	(a)	-	(a)	(a)	-	(a)

Non-GAAP:
Adjusted revenues (1):
Asset-based	$166.5	-	$168.0
Subscription-based	110.0	-	111.0
Total recurring revenues	$276.5	-	$279.0
Professional services and other revenues	4.5	-	5.0
Total revenues	$281.0	-	$284.0	$1,138.0	-	$1,148.0

Adjusted EBITDA(1)	$60.0	-	$62.0	$230.0	-	$236.0
Adjusted net income per diluted share(1)	$0.53	-	$0.55	$2.03	-	$2.10

(a) The Company does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

Conference Call

Envestnet will host a conference call to discuss first quarter 2021 financial results today at 5:00 p.m. ET. The live webcast and accompanying presentation can be accessed from Envestnet’s investor relations website at http://ir.envestnet.com/. A replay of the webcast will be available on the investor relations website following the call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is transforming the way financial advice and wellness are delivered. Our mission is to empower advisors and financial service providers with innovative technology, solutions and intelligence to make financial wellness a reality for everyone. Over 106,000 advisors and more than 5,200 companies including: 17 of the 20 largest U.S. banks, 47 of the 50 largest wealth management and brokerage firms, over 500 of the largest RIAs and hundreds of FinTech companies, leverage Envestnet technology and services that help drive better outcomes for enterprises, advisors and their clients.

For more information on Envestnet, please visit www.envestnet.com and follow us on Twitter @ENVintel.

(1) Non-GAAP Financial Measures

“Adjusted revenues” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. Under GAAP, we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand‑alone entities. Adjusted revenues has limitations as a financial measure, should be considered as supplemental in nature and is not meant as a substitute for revenue prepared in accordance with GAAP.

“Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, accretion on contingent consideration and purchase liability, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration liability, litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, gain on acquisition of equity method investment, loss allocation from equity method investments and (income) loss attributable to non-controlling interest.

“Adjusted net income” represents net income before deferred revenue fair value adjustment, accretion on contingent consideration and purchase liability, non-cash interest expense, cash interest on our convertible notes (subsequent to the adoption of ASU 2020-06 on January 1, 2021), non-cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration liability, amortization of acquired intangibles, litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, gain on acquisition of equity method investment, loss allocation from equity method investments and (income) loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations.

“Adjusted net income per diluted share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted-average shares outstanding. Beginning January 1, 2021, the dilutive effect of our Convertible Notes are calculated using the if-converted method in accordance with the adoption of ASU 2020-06. As a result, 9.9 million potential shares to be issued in connection with our Convertible Notes are considered to be dilutive for purposes of the adjusted net income per share calculation beginning January 1, 2021.

See reconciliations of Non-GAAP Financial Measures on pages 9-12 of this press release. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income or net income per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the second quarter and full year of 2021, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, a pandemic or health crisis, including the COVID-19 pandemic, and its impact on financial institutions, the global economy or capital markets, as well as our products, clients, vendors and employees, and our results of operations, the full extent of which is currently unknown; changes and volatility in financial and capital markets, which could result in changes in demand for our products or services or in the value of assets on which we earn revenue; the possibility that the anticipated benefits of any of our acquisitions will not be realized to the extent or when expected, difficulty in sustaining rapid revenue growth, which may place significant demands on our administrative, operational and financial resources, the concentration of nearly all of our revenues from the delivery of our solutions and services to clients in the financial services industry, our reliance on a limited number of clients for a material portion of our revenues, the renegotiation of fee percentages or termination of our services by our clients, our ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, the impact of market and economic conditions on revenues, our inability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner, our ability to expand our relationships with existing customers, grow the number of customers and derive revenue from new offerings such as our data analytics solutions and market research services and premium financial applications, compliance failures, adverse judicial or regulatory proceedings against us, liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest, changes in laws and regulations, including tax laws and regulations, general economic conditions, political and regulatory conditions, the impact of fluctuations in market condition and interest rates on the demand for our products and services and the value of assets under management or administration, the impact of market conditions on our ability to issue debt and equity, the impact of fluctuations in interest rates on our cost of borrowing, our financial performance, the results of our investments in research and development, our data center and other infrastructure, our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information, failure of our systems to work properly, our ability to realize operating efficiencies, the advantages of our solutions as compared to those of others, the failure to protect our intellectual property rights, our ability to establish and maintain intellectual property rights, our ability to retain and hire necessary employees and appropriately staff our operations and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in our filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or our Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of May 6, 2021 and, unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$371,977	$384,565
Fees receivable, net	79,293	80,064
Prepaid expenses and other current assets	37,751	40,570
Total current assets	489,021	505,199

Property and equipment, net	51,077	47,969
Internally developed software, net	105,288	96,501
Intangible assets, net	443,023	435,041
Goodwill	906,756	906,773
Operating lease right-of-use-assets, net	99,231	105,249
Other non-current assets	48,592	47,558
Total assets	$2,142,988	$2,144,290

Liabilities and Equity
Current liabilities:
Accrued expenses and other liabilities	$136,417	$158,548
Accounts payable	24,567	18,003
Operating lease liabilities	13,270	13,649
Contingent consideration	11,746	11,251
Deferred revenue	42,921	34,918
Total current liabilities	228,921	236,369

Long-term debt	845,195	756,503
Non-current operating lease liabilities	109,458	112,182
Deferred tax liabilities, net	23,042	34,740
Other non-current liabilities	22,643	28,678
Total liabilities	1,229,259	1,168,472

Equity:
Total stockholders’ equity	914,141	976,337
Non-controlling interest	(412)	(519)
Total liabilities and equity	$2,142,988	$2,144,290

Envestnet, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended
	March 31,
	2021	2020
Revenues:
Asset-based	$159,375	$134,811
Subscription-based	109,829	104,551
Total recurring revenues	269,204	239,362
Professional services and other revenues	5,901	7,177
Total revenues	275,105	246,539

Operating expenses:
Cost of revenues	92,869	74,933
Compensation and benefits	100,714	110,430
General and administration	36,315	41,110
Depreciation and amortization	28,392	27,683
Total operating expenses	258,290	254,156

Income (loss) from operations	16,815	(7,617)
Other expense, net	(7,468)	(1,537)
Income (loss) before income tax benefit	9,347	(9,154)

Income tax benefit	(5,588)	(1,964)

Net income (loss)	14,935	(7,190)
Add: Net (income) loss attributable to non-controlling interest	11	(146)
Net income (loss) attributable to Envestnet, Inc.	$14,946	$(7,336)

Net income (loss) per share attributable to Envestnet, Inc.:
Basic	$0.28	$(0.14)

Diluted	$0.27	$(0.14)

Weighted average common shares outstanding:
Basic	54,208,469	53,016,511

Diluted	59,917,648	53,016,511

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2021	2020
OPERATING ACTIVITIES:
Net income (loss)	$14,935	$(7,190)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	28,392	27,683
Provision for doubtful accounts	298	1,026
Deferred income taxes	(3,581)	(1,587)
Non-cash compensation expense	14,137	15,985
Non-cash interest expense	2,015	4,463
Accretion on contingent consideration and purchase liability	388	599
Fair market value adjustment to contingent consideration liability	(140)	—
Gain on acquisition of equity method investment	—	(4,230)
Loss allocation from equity method investments	3,288	2,030
Other	165	—
Changes in operating assets and liabilities, net of acquisitions:
Fees receivables, net	473	(14,333)
Prepaid expenses and other current assets	1,756	(6,793)
Other non-current assets	3,093	641
Accrued expenses and other liabilities	(28,668)	(11,554)
Accounts payable	6,444	(3,205)
Deferred revenue	7,882	5,598
Other non-current liabilities	(1,068)	(145)
Net cash provided by operating activities	49,809	8,988

INVESTING ACTIVITIES:
Purchases of property and equipment	(7,062)	(2,160)
Capitalization of internally developed software	(15,058)	(11,572)
Investments in private companies	(2,538)	(11,700)
Acquisition of proprietary technology	(25,517)	—
Acquisitions of businesses, net of cash acquired	—	(20,257)
Net cash used in investing activities	(50,175)	(45,689)

-continued-

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows (continued)
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2021	2020
FINANCING ACTIVITIES:
Proceeds from borrowings on revolving credit facility	—	45,000
Payments on revolving credit facility	—	(15,000)
Payments of contingent consideration	(1,000)	—
Proceeds from exercise of stock options	522	3,408
Taxes paid in lieu of shares issued for stock-based compensation	(9,541)	(9,199)
Share repurchase	(1,672)	—
Other	(479)	2
Net cash (used in) provided by financing activities	(12,170)	24,211

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(52)	(1,496)

DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(12,588)	(13,986)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	384,714	82,755

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD (a)	$372,126	$68,769

(a) The following table provides a reconciliation of cash, cash equivalents and restricted cash to amounts reported within the Condensed Consolidated Balance Sheets:

	March 31,	March 31,
	2021	2020
Cash and cash equivalents	$371,977	$68,601
Restricted cash included in other non-current assets	149	168
Total cash, cash equivalents and restricted cash	$372,126	$68,769

Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2021	2020
Total revenues	$275,105	$246,539
Deferred revenue fair value adjustment (a)	80	439
Adjusted revenues	$275,185	$246,978

Net income (loss)	$14,935	$(7,190)
Add (deduct):
Deferred revenue fair value adjustment (a)	80	439
Interest income (b)	(170)	(391)
Interest expense (b)	4,215	7,134
Accretion on contingent consideration and purchase liability (c)	388	599
Income tax benefit	(5,588)	(1,964)
Depreciation and amortization	28,392	27,683
Non-cash compensation expense (d)	14,137	13,470
Restructuring charges and transaction costs (c)	2,784	2,820
Severance (e)	4,914	13,982
Fair market value adjustment on contingent consideration liability (c)	(140)	—
Non-recurring litigation and regulatory related expenses (c)	1,709	703
Foreign currency (b)	151	(494)
Non-income tax expense adjustment (c)	(566)	188
Non-recurring gain (b)	—	(4,230)
Loss allocation from equity method investments (b)	3,288	2,030
Income attributable to non-controlling interest	(265)	(201)
Adjusted EBITDA	$68,264	$54,578
(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within other expense, net in the condensed consolidated statements of operations.
(c)Included within general and administrative expenses in the condensed consolidated statements of operations.
(d)For the three months ended March 31, 2021, the entire amount was included in compensation and benefits in the condensed consolidated statements of operations. For the three months ended March 31, 2020, $15,994 was included in compensation and benefits and a fair value adjustment of $(2,524) was included in other expense, net, in the condensed consolidated statements of operations.
(e)Included within compensation and benefits in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended
	March 31,
	2021	2020
Net income (loss)	$14,935	$(7,190)
Income tax provision benefit (a)	(5,588)	(1,964)
Income (loss) before income tax benefit	9,347	(9,154)
Add (deduct):
Deferred revenue fair value adjustment (b)	80	439
Accretion on contingent consideration and purchase liability (c)	388	599
Non-cash interest expense (d)	1,423	2,962
Cash interest - Convertible Notes (d)	2,480	—
Non-cash compensation expense (e)	14,137	13,470
Restructuring charges and transaction costs (c)	2,784	2,820
Severance (f)	4,914	13,982
Fair market value adjustment on contingent consideration liability (c)	(140)	—
Amortization of acquired intangibles (g)	16,478	18,758
Non-recurring litigation and regulatory related expenses (c)	1,709	703
Foreign currency (d)	151	(494)
Non-income tax expense adjustment (c)	(566)	188
Non-recurring gain (d)	—	(4,230)
Loss allocation from equity method investments (d)	3,288	2,030
Income attributable to non-controlling interest	(265)	(201)
Adjusted net income before income tax effect	56,208	41,872
Income tax effect (h)	(14,333)	(10,670)
Adjusted net income	$41,875	$31,202

Basic number of weighted-average shares outstanding	54,208,469	53,016,511
Effect of dilutive shares:
Options to purchase common stock	222,387	664,796
Unvested restricted stock units	562,612	600,567
Convertible notes	9,898,549	235,182
Warrants	76,142	42,551
Diluted number of weighted-average shares outstanding	64,968,159	54,559,607

Adjusted net income per share - diluted	$0.64	$0.57
(a)For the three months ended March 31, 2021 and 2020, the effective tax rate computed in accordance with GAAP equaled (59.8)% and 21.5%, respectively.
(b)Included within subscription-based revenues in the condensed consolidated statements of operations.
(c)Included within general and administrative expenses in the condensed consolidated statements of operations.
(d)Included within other expense, net in the condensed consolidated statements of operations.
(e)For the three months ended March 31, 2021, the entire amount was included in compensation and benefits in the condensed consolidated statements of operations. For the three months ended March 31, 2020, $15,994 was included in compensation and benefits and a fair value adjustment of $(2,524) was included in other expense, net, in the condensed consolidated statements of operations.
(f)Included within compensation and benefits in the condensed consolidated statements of operations.
(g)Included within depreciation and amortization in the condensed consolidated statements of operations.
(h)An estimated normalized effective tax rate of 25.5% have been used to compute adjusted net income for the three months ended March 31, 2021 and 2020.

Reconciliation of Non-GAAP Financial Measures
Segment Information
(in thousands)
(unaudited)

	Three months ended March 31, 2021
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Total Revenues	$226,410	$48,695	$—	$275,105
Deferred revenue fair value adjustment (a)	80	—	—	80
Adjusted revenues	$226,490	$48,695	$—	$275,185

Revenues:
Asset-based	$159,375	$—	$—	$159,375
Subscription-based	64,012	45,817	—	109,829
Total recurring revenues	223,387	45,817	—	269,204
Professional services and other revenues	3,023	2,878	—	5,901
Total revenues	226,410	48,695	—	275,105

Operating expenses:
Cost of revenues:
Asset-based	86,190	—	—	86,190
Subscription-based	1,213	5,391	—	6,604
Professional services and other	29	46	—	75
Total cost of revenues	87,432	5,437	—	92,869
Compensation and benefits	62,854	26,289	11,571	100,714
General and administration	20,699	8,516	7,100	36,315
Depreciation and amortization	21,228	7,164	—	28,392
Total operating expenses	$192,213	$47,406	$18,671	$258,290

Income (loss) from operations	$34,197	$1,289	$(18,671)	$16,815
Add:
Deferred revenue fair value adjustment (a)	80	—	—	80
Accretion on contingent consideration and purchase liability (b)	342	46	—	388
Depreciation and amortization	21,228	7,164	—	28,392
Non-cash compensation expense (c)	7,829	2,841	3,467	14,137
Restructuring charges and transaction costs (b)	1,365	147	1,272	2,784
Non-income tax expense adjustment (b)	(535)	(31)	—	(566)
Severance (c)	3,087	1,720	107	4,914
Fair market value adjustment on contingent consideration liability (b)	—	(140)	—	(140)
Non-recurring litigation and regulatory related expenses (b)	—	1,709	—	1,709
Income attributable to non-controlling interest	(265)	—	—	(265)
Other	16	—	—	16
Adjusted EBITDA	$67,344	$14,745	$(13,825)	$68,264
(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within general and administrative expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.

Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Three Months Ended March 31, 2020
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$198,420	$48,119	$—	$246,539
Deferred revenue fair value adjustment (a)	439	—	—	439
Adjusted revenues	$198,859	$48,119	$—	$246,978

Revenues:
Asset-based	$134,811	$—	$—	$134,811
Subscription-based	60,323	44,228	—	104,551
Total recurring revenues	195,134	44,228	—	239,362
Professional services and other revenues	3,286	3,891	—	7,177
Total revenues	198,420	48,119	—	246,539

Operating expenses:
Cost of revenues:
Asset-based	68,592	—	—	68,592
Subscription-based	1,192	5,085	—	6,277
Professional services and other	8	56	—	64
Total cost of revenues	69,792	5,141	—	74,933
Compensation and benefits	72,588	30,113	7,729	110,430
General and administration	25,280	9,187	6,643	41,110
Depreciation and amortization	19,420	8,263	—	27,683
Total operating expenses	$187,080	$52,704	$14,372	$254,156

Income (loss) from operations	$11,340	$(4,585)	$(14,372)	$(7,617)
Add:
Deferred revenue fair value adjustment (a)	439	—	—	439
Accretion on contingent consideration and purchase liability (b)	373	226	—	599
Depreciation and amortization	19,420	8,263	—	27,683
Non-cash compensation expense (c)	9,697	4,226	2,071	15,994
Restructuring charges and transaction costs (b)	1,189	185	1,446	2,820
Non-income tax expense adjustment (b)	250	(62)	—	188
Severance (c)	11,002	1,660	1,320	13,982
Non-recurring litigation and regulator related expenses (b)	—	703	—	703
Loss attributable to non-controlling interest	(201)	—	—	(201)
Other	(12)	—	—	(12)
Adjusted EBITDA	$53,497	$10,616	$(9,535)	$54,578
(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within general and administrative expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.

Envestnet, Inc.
Historical Assets, Accounts and Advisors
(in millions, except accounts and advisors)
(unaudited)

	As of
	March 31,	June 30,	September 30,	December 31,	March 31,
	2020	2020	2020	2020	2021
	(in millions, except accounts and advisors data)
Platform Assets
Assets under Management (“AUM”)	$185,065	$215,994	$228,905	$263,043	$286,039
Assets under Administration (“AUA”)	312,472	344,957	375,860	405,365	408,858
Total AUM/A	497,537	560,951	604,765	668,408	694,897
Subscription	2,875,394	3,247,400	3,498,353	3,892,814	4,132,917
Total Platform Assets	$3,372,931	$3,808,351	$4,103,118	$4,561,222	$4,827,814
Platform Accounts
AUM	970,896	1,007,386	1,018,817	1,073,122	1,138,183
AUA	1,254,856	1,252,247	1,318,730	1,276,975	1,192,668
Total AUM/A	2,225,752	2,259,633	2,337,547	2,350,097	2,330,851
Subscription	10,090,172	10,003,156	10,639,399	11,079,048	11,453,434
Total Platform Accounts	12,315,924	12,262,789	12,976,946	13,429,145	13,784,285
Advisors
AUM/A	40,971	41,206	41,450	41,206	41,177
Subscription	62,077	62,404	63,862	65,104	65,724
Total Advisors	103,048	103,610	105,312	106,310	106,901

The following table summarizes the changes in AUM and AUA for the three months ended March 31, 2021:

	12/31/2020	Gross Sales	Redemptions	Net Flows	Market Impact	Reclass to Subscription	3/31/2021
	(in millions, except account data)
AUM	$263,043	$28,324	$(13,351)	$14,973	$8,023	$—	$286,039
AUA	405,365	30,639	(23,033)	7,606	9,216	(13,329)	408,858
Total AUM/A	$668,408	$58,963	$(36,384)	$22,579	$17,239	$(13,329)	$694,897

Fee-Based Accounts	2,350,097			88,734		(107,980)	2,330,851

The above AUM/A gross sales figures include $8.3 billion in new client conversions. The Company onboarded an additional $34.5 billion in subscription conversions during the three months ended March 31, 2021, bringing total conversions for the quarter to $42.8 billion.